UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2006
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Explanatory Note
     The Current Report on Form 8-K filed on January 4, 2007 is hereby amended and restated to include reference to shares of common stock issued on the exercise of outstanding warrants through December 28, 2006, which shares of common stock in the aggregate do not exceed one percent of the number of shares of common stock issued and outstanding as of December 28, 2006.
Item 3.02. Unregistered Sales of Equity Securities
     On December 28, 2006, Arcadia Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement with institutional investors for the sale and purchase of approximately 4,999,999 shares of the Company’s common stock for an aggregate price of $9,999,998. The Purchase Agreement contains customary indemnification and other provisions. Under the Registration Rights Agreement, the Company agreed to file, within 30 days of closing, a registration statement to register the resale of the shares. The Company must use its best efforts to cause the registration statement to be declared effective by April 30, 2007 and to keep the registration statement effective for the designated time period. The Company agreed to issue in shares, as liquidated damages, one percent of the aggregate number of shares purchased per month, up to 5 percent of the aggregate number of shares purchased, in the event of failure to comply with the effectiveness provisions. Attached is the Company’s press release issued on January 3, 2007 announcing the transaction.
     The Company agreed to sell the securities to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, and there was no underwriter. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.
     On November 21, 2006, the Company issued 4,091 shares of common stock upon the cashless exercise of a Class A warrant. The consideration consisted of 909 shares of common stock. On November 30, 2006, the Company issued 100,000 shares of common stock upon the exercise of a Class A warrant, for total consideration of $50,000. On December 15, 2006, the Company issued 5,459 shares of common stock upon the cashless exercise of a Class A warrant, for consideration of 1,421 shares of common stock. On December 18, 2006, the Company issued 20,858 shares of common stock upon the exercise of a Class A warrant, for total consideration of $10,429. On December 27, 2006, the Company issued 3,769 shares of common stock upon the cashless exercise of a Class A warrant, for consideration of 1,156 shares of common stock. Each transaction reported is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D if applicable, as not involving a public offering. Shares issued on the cashless exercise of warrants are additionally exempt from registration on the basis of Section 3(a)(9) of the Securities Act of 1933; no commission or other remuneration was paid or given for these exchanges, and shares surrendered on conversion are accounted for by the Company on a net issuance basis. Each transaction was made without general solicitation or advertising and was not underwritten. Each security certificate bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred, or assigned in the absence of an effective registration statement or an opinion of the Company’s counsel that registration is not required under the Securities Act of 1933. The shares of common stock carry registration rights.
Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Securities Purchase Agreement, dated December 28, 2006, between Arcadia Resources, Inc. and each of the investors listed on Exhibit 99.1.*

Exhibit 10.2	Registration Rights Agreement, dated December 28, 2006, between Arcadia Resources, Inc. and each of the investors listed on Exhibit 99.1.*

Exhibit 99.1	Schedule of Investors.*

Exhibit 99.2	Press Release dated January 3, 2007.*
     *Filed previously with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed on January 4, 2007 and incorporated herein by this reference (File No. 000-31249).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ Rebecca R. Irish
Rebecca R. Irish
Its: Secretary and Chief Financial Officer (Principal
Financial and Accounting Officer)
Dated: January 5, 2007

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